                                                                     EXHIBIT 11

                     WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

                     FOR THE THREE MONTHS ENDED JUNE 30, 1999

       (AMOUNTS IN THOUSANDS EXCEPT SHARES/UNITS AND PER SHARE AMOUNTS)

                                                                                                             WEIGHTED
                                                                                                             AVERAGE
                                                                                           DAYS                SHARE
                                                                                        OUTSTANDING         OUTSTANDING
                                                                                        -----------         -----------
Average share price for three months ended
  June 30,1999(1)                                                         $   15.79

                 BASIC
COMMON SHARES OUTSTANDING
As of April 1, 1999                                       73,337,691                          91             73,337,691
Issued on May 13, 1999                                         7,446                          48                  3,928
                                                                                                             ----------
Weighted average common shares outstanding                                                                   73,341,619
                                                                                                             ----------
                                                                                                             ----------

Net income                                                                                                   $   12,091
Less dividends on preferred shares:                                                                              (8,625)
                                                                                                             ----------
Net income allocable to common shares                                                                        $    3,466
                                                                                                             ----------
                                                                                                             ----------

Per share amount                                                                                             $     0.05
                                                                                                             ----------
                                                                                                             ----------
                 DILUTED
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                                   73,341,619

1996 Warrants:
As of January 1, 1998                                      6,246,096
Series A Preferred Shares                                 (5,871,330)
                                                          ----------
  Excess 1996 Warrants (a)                                   374,766
                                                          ----------
                                                          ----------
Per Share Price
  Average Market Price (b)                                                $   15.79
  Exercise Price (c)                                                      $   16.01
Common equivalent shares ((b-c)*a)/b                                                          91                      -

1997 WARRANTS:
As of January 1, 1998                                      2,089,552
Series B Preferred Shares                                 (1,800,000)
                                                          ----------
  Excess 1997 Warrants (d)                                   289,552
                                                          ----------
                                                          ----------
Per Share Price
  Average Market Price (b)                                                $   15.79
  Exercise Price (e)                                                      $   15.00
Common equivalent shares ((b-e)*d)/b                                                          91                 14,487


                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                    FOR THE THREE MONTHS ENDED JUNE 30, 1999

        (AMOUNTS IN THOUSANDS EXCEPT SHARES/UNITS AND PER SHARE AMOUNTS)

                                                                                                             WEIGHTED
                                                                                                             AVERAGE
                                                                                           DAYS                SHARE
                                                                                        OUTSTANDING         OUTSTANDING
                                                                                        -----------         -----------
1998 SUBSCRIPTION AGREEMENT:
Subscription amount (g)                                     AU$ 465,000
Exchange rate at 6/30/99 (h)                                  $  0.6618
Converted subscription amount (i)=(g)*(h)                     $ 307,737
Per Share Price
  Average market price (b)                                                $    15.79
Common equivalent shares (i*.05)/(b*.95)                                   1,025,756         91               1,025,756
                                                                                                             ----------
Weighted average common and common
  equivalent shares                                                                                          74,381,862
                                                                                                             ----------
                                                                                                             ----------

Net income                                                                                                   $   12,091

Less net income allocable to preferred shares                                                                    (8,625)
                                                                                                             ----------
Net income allocable to common shares                                                                        $    3,466
                                                                                                             ----------
                                                                                                             ----------

Per share amount                                                                                             $     0.05
                                                                                                             ----------
                                                                                                             ----------

Note 1 - The Company's preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

Note 2 - The Company's Investor Unit Rights, which may be converted under certain circumstances into shares of the Company's common stock, were not included in the EPS Calculation as their effect is antidilutive.


(1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.

                                                                    EXHIBIT 11.1
                     WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

        (AMOUNTS IN THOUSANDS EXCEPT SHARES/UNITS AND PER SHARE AMOUNTS)

                                                                                                             WEIGHTED
                                                                                                             AVERAGE
                                                                                           DAYS                SHARE
                                                                                        OUTSTANDING         OUTSTANDING
                                                                                        -----------         -----------
Average share price for six months ended
  June 30,1999(1)                                                         $   16.00

                BASIC
COMMON SHARES OUTSTANDING
As of January 1, 1999                                      73,337,691                      181              73,337,691
Issued on May 13, 1999                                          7,446                       48                   1,975
                                                                                                            ----------
Weighted average common shares outstanding                                                                  73,339,666
                                                                                                            ----------
                                                                                                            ----------

Net income                                                                                                  $   21,092
Less dividends on preferred shares:                                                                            (17,250)
                                                                                                            ----------
Net income allocable to common shares                                                                       $    3,842
                                                                                                            ----------
                                                                                                            ----------

Per share amount                                                                                            $     0.05
                                                                                                            ----------
                                                                                                            ----------
                DILUTED
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                                  73,339,666

1996 Warrants:
As of January 1, 1998                                       6,246,096
Series A Preferred Shares                                  (5,871,330)
                                                           ----------
   Excess 1996 Warrants (a)                                   374,766
                                                           ----------
                                                           ----------
Per Share Price
  Average Market Price (b)                                                $   16.00
  Exercise Price (c)                                                      $   16.01
Common equivalent shares ((b-c)*a)/b                                                       181                     -

1997 WARRANTS:
As of January 1, 1998                                       2,089,552
Series B Preferred Shares                                  (1,800,000)
                                                           ----------
  Excess 1997 Warrants (d)                                    289,552
                                                           ----------
                                                           ----------
Per Share Price
  Average Market Price (b)                                                $   16.00
  Exercise Price (e)                                                      $   15.00
Common equivalent shares ((b-e)*d)/b                                                       181                  18,097

                     WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

       (AMOUNTS IN THOUSANDS EXCEPT SHARES/UNITS AND PER SHARE AMOUNTS)

                                                                                                             WEIGHTED
                                                                                                             AVERAGE
                                                                                           DAYS                SHARE
                                                                                        OUTSTANDING         OUTSTANDING
                                                                                        -----------         -----------
1998 SUBSCRIPTION AGREEMENT:
Subscription amount (g)                                    AU$ 465,000
Exchange rate at 6/30/99 (h)                                 $  0.6618
Converted subscription amount (i)=(g)*(h)                    $ 307,737
Per Share Price
  Average market price (b)                                                $    16.00
Common equivalent shares (i*.05)/(b*.95)                                   1,012,293         181              1,012,293
                                                                                                            -----------

Weighted average common and common
  equivalent shares                                                                                          74,370,056
                                                                                                            -----------
                                                                                                            -----------

Net income                                                                                                  $    21,092

Less net income allocable to preferred shares                                                                   (17,250)
                                                                                                            -----------
Net income allocable to common shares                                                                       $     3,842
                                                                                                            -----------
                                                                                                            -----------

Per share amount                                                                                            $      0.05
                                                                                                            -----------
                                                                                                            -----------


Note 1 - The Company's preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

Note 2 - The Company's Investor Unit Rights, which may be converted under certain circumstances into shares of the Company's common stock, were not included in the EPS Calculation as their effect is antidilutive.

(1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.